UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2010 (July 29, 2010)

Union Pacific Corporation

(Exact name of registrant as specified in its charter)

Utah	1-6075	13-2626465
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1400 Douglas Street, Omaha, Nebraska	68179
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (402) 544-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 30, 2010, Union Pacific Corporation (the Company) issued a press release regarding the upcoming retirement of Dennis J. Duffy, Vice Chairman – Operations of Union Pacific Railroad Company (the Railroad), the principal operating subsidiary of the Company, and the election of Lance M. Fritz to serve as Executive Vice President – Operations and succeed Mr. Duffy as the chief operating officer of the Railroad. The election of Mr. Fritz took place at a meeting of the Board of Directors of the Company on July 29, 2010.

Mr. Fritz joined the Railroad in July 2000 as Vice President and General Manager – Energy. From April of 2005 until July of 2006, Mr. Fritz served as Regional Vice President – North and served as Regional Vice President – South from July of 2006 until March of 2008. Mr. Fritz was appointed Vice President – Labor Relations in March of 2008 and served in that role until his appointment to his current position, Vice President – Operations, on January 1, 2010. Mr. Fritz will assume his new position on September 1, 2010.

A copy of the referenced press release is filed herewith as Exhibit 99.1 and incorporated by reference in this current report.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

99.1	Press Release of Union Pacific Corporation, dated July 30, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 30, 2010

UNION PACIFIC CORPORATION

By:	/s/ J. Michael Hemmer
J. Michael Hemmer
Senior Vice President – Law and General Counsel

Exhibit Index

99.1	Press Release of Union Pacific Corporation, dated July 30, 2010